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                                                                     EXHIBIT 3.1

            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
         STATE OF NEVADA

            SEP 06 1988
FRANKIE SUE DEL PAPA SECRETARY OF STATE

     /s/ FRANKIE SUE DEL PAPA
           No. 7137-88


                           ARTICLES OF INCORPORATION

                           CENTRE CAPITAL CORPORATION

                                  ARTICLE ONE

The Name of the Corporation is "CENTRE CAPITAL CORPORATION".

                                  ARTICLE TWO

The period of its duration is perpetual.

                                 ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Nevada Business Corporation Act.

                                  ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) common shares, with a par value of $.001 per share.

                                  ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, of property actually received.

                                  ARTICLE SIX

The address of its registered office is 1000 W. Bonanza, Las Vegas, Nevada 89106. The registered agent is Bob Royal.

                                 ARTICLE SEVEN

The number of initial Directors is one (1). The names and address of each Director is:
Bob Royal, 1000 W. Bonanza, Las Vegas, Nevada 89106

                                 ARTICLE EIGHT

The name and address of each Incorporator is:
Bob Royal, 1000 W. Bonanza, Las Vegas, Nevada 89106

/s/ BOB ROYAL

    Bob Royal

The above Incorporator personally appeared before me this date.

Sworn To on the 2nd day of September, 1988, By the above named Incorporator.

/s/ CONNIE J. WILSON

Notary Public in and for the State of Texas

My commission exp. 3-29-91